UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2010
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2010, the Compensation Committee of the Board of Directors of iPass Inc. increased Evan Kaplan’s annual target bonus amount to $350,000, consistent with Mr. Kaplan’s employment agreement with iPass.

On January 28, 2010, the Compensation Committee of the Board of Directors of iPass approved the iPass 2010 Executive Management Bonus Plan (the “Plan”) and the performance metrics for the Plan for the first two quarters of 2010.

Annual target bonuses under the Plan for 2010 for the iPass principal executive officer and principal financial officer are as set forth below (Mr. Gatoff’s annual target bonus was established and disclosed when he joined iPass in June 2009):

Officer	Title	Annual Target Bonus
Evan Kaplan	President and Chief Executive Officer	$350,000
Steven Gatoff	Senior Vice President and Chief Financial Officer	$100,000

The Plan functions as follows:

Quarterly target bonuses are 25% of the annual target bonus. For Mr. Kaplan, the quarterly target bonus is paid out based 100% on corporate objectives. For Mr. Gatoff, the quarterly target bonus is paid out based 80% on corporate objectives and 20% on personal objectives.  The corporate objective portion of the quarterly target bonus is calculated and paid based on how iPass performs against established target metrics for each corporate objective. The corporate objectives and the weighting of each objective for the first and second quarter of 2010 are as follows:

	Q1	Q2
Corporate Objectives	Weighting	Weighting
Adjusted EBITDA	100%	80%
# Net New Average Monthly Monetized Users	-	10%
# Targeted 200 Customers Signed to Open Mobile Platform	-	10%

“Adjusted EBITDA” means earnings before income taxes, depreciation, amortization, stock- based compensation charges and other non-recurring charges.

“# Net New Average Monthly Monetized Users” means the net increase in the average number of monthly users during the quarter, for which a fee was billed by iPass to a customer for such users, as compared to the prior quarter.

“# Targeted 200 Customers Signed to Open Mobile Platform” means the number of customers, from a pre-defined list of 200 strategic customers, that entered into an agreement to use the open mobile platform.

The target metrics for the first two quarters are aligned with iPass’ 2010 operating plan.  Consequently, it is expected that these metrics will be achieved at the 100% level if iPass performs in accordance with its operating plan.

In the event the target metric is met, the target bonus is paid out at 100% of that component of the bonus. A lower and an upper boundary is also established for each corporate objective. No payment is made for performance under the lower boundary. In the event the upper boundary is met, the target bonus is paid out at 110% of that component of the bonus. Performance between the boundaries and the target metrics are paid based on a straight-line calculation.

Personal objectives are established by the Company’s Chief Executive Officer for the Company’s executive officers at the beginning of each quarter. Personal objectives are established to support quarterly and annual business goals established by the CEO for the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2010, the Company filed a certificate of change to its certificate of incorporation to change the Company’s registered agent and registered office in Delaware.  A copy of the certificate of change to the certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Change to Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven Gatoff
	Name:	Steven Gatoff
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Dated:  February 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Change to Certificate of Incorporation.